EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2009, with respect to the financial statements included in the Annual Report of GLOBALScape, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of GLOBALSCAPE, Inc. on Forms S-8 (File No. 333-61180, effective May 17, 2001; File No. 333-61180, effective May 17, 2001; and File No 333-145771, effective August 29, 2007).

/s/ GRANT THORNTON LLP

Houston, Texas

March 26, 2009